EXHIBIT 99.1


1.  HealthCor Associates, LLC, Carnegie Hall Tower, 152 West 57th Street,
    47th Floor New York, New York 10019;
2.  HealthCor Offshore, Ltd., Carnegie Hall Tower, 152 West 57th Street,
    47th Floor New York, New York 10019;
3. HealthCor Hybrid Offshore, Ltd., Carnegie Hall Tower, 152 West 57th Street, 47th Floor New York, New York 10019;
4.  HealthCor Group, LLC, Carnegie Hall Tower, 152 West 57th Street,
    47th Floor New York, New York 10019;
5.  HealthCor Capital, L.P., Carnegie Hall Tower, 152 West 57th Street,
    47th Floor New York, New York 10019;
6.  HealthCor, L.P. Carnegie Hall Tower, 152 West 57th Street, 47th Floor
    New York, New York 10019;
7.  HealthCor Offshore Master Fund, L.P., Carnegie Hall Tower,
    152 West 57th Street, 47th Floor New York, New York 10019;
8.  HealthCor Hybrid Offshore Master Fund, L.P., Carnegie Hall Tower,
    152 West 57th Street, 47th Floor New York, New York 10019;
9.  HealthCor Offshore GP, LLC, Carnegie Hall Tower, 152 West 57th Street,
    47th Floor New York, New York 10019;
10. HealthCor Hybrid Offshore GP, LLC, Carnegie Hall Tower,
    152 West 57th Street, 47th Floor New York, New York 10019;
11. Joseph Healey, Carnegie Hall Tower, 152 West 57th Street, 47th Floor
    New York, New York 10019; and
12. Arthur Cohen, 12 South Main Street, #203 Norwalk, Connecticut 06854.